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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report January 16, 2002



                       Commission file number 333-21411
                               _________________

                              ROSE HILLS COMPANY
            (Exact name of registrant as specified in its charter)


                     Delaware                            13-3915765
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)


                         3888 South Workman Mill Road
                          Whittier, California 90601
              (Address of principal executive offices) (Zip Code)

                                (562) 692-1212
              Registrant's telephone number, including area code


                                      N/A
  (Former name, former address and former fiscal year, if changed since last report)
                               _________________

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Item 1. Changes in Control of Registrant.


     This Current Report on Form 8-K is filed by Rose Hills Company, Inc., a Delaware corporation (the "Company"). As discussed more fully in the Company's Annual Report on the Form 10-K for the year ended December 31, 2000, the shareholders of Rose Hills Holdings Corp. ("Holdings"), the corporate parent of the Company, reached an agreement pursuant to which Blackstone Capital Partners ("Blackstone"), the beneficial owner of 80.55% of the outstanding common stock of the Company, would exercise its put right and the minority shareholder, a reorganized Loewen Group International, Inc. ("Loewen"), would acquire all of the stock of Holdings owned by Blackstone. The U.S. Bankruptcy Court confirmed Loewen's reorganization plan, including the proposed acquisition of shares of Holdings from Blackstone, on December 5, 2001, and the plan became effective on January 2, 2002. Loewen has since been renamed as Alderwoods Group, Inc. ("Alderwoods").

     On January 2, 2002, in full satisfaction of Loewen's obligations under the put, Alderwoods delivered to Blackstone unsecured, subordinated notes in the aggregate principal amount of $24,678,571 and Alderwoods common stock with an aggregate value of $6,515,143. As a result of the delivery of the consideration, Alderwoods completed its purchase of all of the stock of Holdings beneficially owned by Blackstone on January 3, 2002. Upon closing of the transaction, Alderwoods increased its ownership from 20.45% to 100% of the outstanding common stock of Holdings, thereby causing the Company to become an indirect, wholly owned subsidiary of Alderwoods. The shareholders agreement, and all other agreements, between Alderwoods and Blackstone with respect to the Company terminated as of the closing of the transaction, and Alderwoods became entitled to elect all of the directors of the Company as of such date.

     Effective January 3, 2002 the Blackstone directors (Mr. Howie Lipson, Mr. Chinh Chu and Mr. David Foley), resigned. In their place, Alderwoods appointed Mr. Shawn Phillips, Geographic Vice President of Alderwoods and Mr. Kenton Woods, Executive Vice President of the Company, to serve as directors of the Company. Concurrent with the change in ownership, Mr. Dillis Ward announced his retirement effective February 1, 2002. The Board appointed Mr. Dennis Poulsen, Chairman of the Company, to serve as Chief Executive Officer of the Company, effective upon Mr. Ward's retirement.

     Effective upon completion of the transaction, the Company paid approximately $2.4 million in aggregate compensation to certain members of the Company's management under the Company's equity appreciation plan.




                   [Signature appears on the following page]
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ITEM 2. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.
                  None


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 16, 2002


                                   Rose Hills Company

                                             /s/ KENTON C. WOODS
                                   ------------------------------------------
                                                Kenton C. Woods
                                   Executive Vice President, Finance, Chief
                                               Financial Officer,
                                            Secretary and Treasurer